POWER OF ATTORNEY

WHEREAS, INSTITUTIONAL INVESTMENT STRATEGY FUND, a statutory trust organized under the laws of the State of Delaware (hereinafter referred to as the “Trust”), periodically files amendments to its Registration Statement on Form N-2 (File Nos. 333-271745 and 811-23874) with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 and the Investment Company Act of 1940, as amended;

WHEREAS, the undersigned is a Trustee of the Trust;

NOW, THEREFORE, the undersigned hereby constitutes and appoints JOANN M. STRASSER and PHILIP B. SINENENG as attorneys for him and in his name, place and stead, and in his capacity in the Trust, to execute and file any Amendment or Amendments to the Trust’s Registration Statement, hereby giving and granting to said attorneys full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 30th day of January, 2024.

 /s/

Bharath Potti

Trustee

A notary public or other officer completing this

certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF CALIFORNIA)

)   ss:

COUNTY OF LOS ANGELES)

On January 30th, 2024 before me, Sean McDonald, a Notary Public in and of the State of California personally appeared Bharath Potti who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

 /s/

Notary Public Signature *Notary Public Seal*

SEAN MCDONALD

Notary Public – California

Los Angeles County

Commission #2453669

My Comm. Expires Jul 18, 2027